Exhibit 10.10

STERLING FINANCIAL CORPORATION

2003 LONG-TERM INCENTIVE PLAN

SECTION 1. GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE,

COVERAGE AND BENEFITS

1.1 PURPOSE

The purpose of the Sterling Financial Corporation 2003 Long-Term Incentive Plan (the “Plan”) is to: a) foster and promote the long-term financial success of Sterling Financial Corporation (“Sterling”) and materially increase Shareholder value; b) enable Sterling to attract, motivate and retain highly- qualified key employees and directors; and c) encourage key employees and directors to link their interests with the long-term financial success of Sterling and the growth of Shareholder value. The Plan provides for payment of various forms of incentive compensation and, accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended.

1.2 DEFINITIONS

The following terms shall have the meanings set forth below:

(a) APPRECIATION. The difference between the option exercise price per share of the Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

(b) BOARD. The Board of Directors of Sterling.

(c) CAUSE. One or more of the following reasons for the termination of employment:

(i) The willful and continued failure by the Grantee to substantially perform his or her duties with Sterling (other than any such failure resulting from the Grantee’s Disability or incapacity due to mental illness) after a written demand for substantial performance is delivered to the Grantee that specifically identifies the manner in which Sterling believes that the Grantee has not substantially performed his or her duties, and the Grantee’s failure to remedy or take substantial steps to remedy the situation within five business days of receiving such notice;

(ii) The Grantee’s conviction for committing a felony (all rights of appeal having been exhausted); or

(iii) The Grantee’s having willfully engaged in gross misconduct that is materially and demonstrably injurious to Sterling. However, no act or failure to act on the Grantee’s part shall be considered “willful” unless such act or omission was not in good faith and without reasonable belief that such action or omission was in the best interest of Sterling or its Subsidiaries.

Sterling shall notify the Committee if it believes a Grantee’s employment has been terminated for Cause. The Committee shall determine whether a Grantee’s employment has been terminated for Cause for purposes of the Plan.

(d) CHANGE IN CONTROL. A change in control shall be deemed to have occurred at such time as:

(i) any “person” (as that term is used in Section 13(d) and 14(d) of the Exchange Act) (other than Sterling or an affiliate of Sterling) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 25% or more of the then outstanding securities of Sterling;

(ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Sterling cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

(iii) the Shareholders of Sterling approve (A) a plan of complete liquidation of Sterling; or (B) an agreement for the sale or disposition of all or substantially all of Sterling’s assets; or (C) a merger or consolidation of Sterling with any other corporation, other than a merger or consolidation which would result in the voting securities of Sterling outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of Sterling (or such surviving entity) outstanding immediately after such merger or consolidation.

(e) CODE. The Internal Revenue Code of 1986, as amended.

(f) COMMITTEE. A committee or subcommittee of the Board meeting the requirements of Rule 16b-3(d)(l) of the rules and regulations of the Exchange Act and Treasury Regulations Section l:162-27(e)(3), or any similar successor rules or regulations, appointed by the Board to administer this Plan and the programs hereunder or to make specific Incentive Awards hereunder.

(g) COMMON STOCK. Common Stock, par value $1.00 per share, which Sterling is authorized to issue or may in the future be authorized to issue.

(h) DIRECTOR. A member of the Board.

(i) DISABILITY. Any complete and permanent disability as defined in Section 22(e)(3) of the Code and determined in accordance with the procedures set forth in the regulations thereunder.

(j) EMPLOYEE. Any person determined by the Committee to be an employee of Sterling, including a consultant, advisor or Employee Director, or any person who has been hired to be an employee of Sterling.

(k) EMPLOYEE DIRECTOR. A Director who is also an Employee.

(1) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

(m) FAIR MARKET VALUE. The closing sales price of the Common Stock as reported or listed on a national securities exchange or on the Nasdaq Stock Market on any relevant date for valuation, or, if there is no such sale on such date, the applicable prices as so reported on the nearest preceding date upon which such sale took place. In the event the shares of Common Stock are not listed on a national securities exchange or the Nasdaq Stock Market, the Fair Market Value of such shares shall be determined by the Committee in its sole discretion.

(n) GRANTEE. Any Employee, Non-Employee Director, advisor or consultant who is eligible to receive an Incentive Award under the Plan.

(o) INCENTIVE AWARD. Any incentive award, individually or collectively, as the case may be, including any Option, Tandem SAR, Restricted Stock, Performance Unit, or Performance Share, as well as any Supplemental Payment, granted under the Plan.

(p) INCENTIVE AWARD AGREEMENT. The written agreement entered into between Sterling and the Grantee pursuant to which an Incentive Award shall be made under the Plan.

(q) INCENTIVE STOCK OPTION. A stock option which qualifies as such under Section 422 of the Code.

(r) NON-EMPLOYEE DIRECTOR. A Director who is not an Employee Director.

(s) NON-QUALIFIED STOCK OPTION. A stock option granted by the Committee to a Grantee under the Plan, which does not qualify as an Incentive Stock Option.

(t) OPTION. A Non-Qualified Stock Option or Incentive Stock Option granted by the Committee to a Grantee under the Plan.

(u) PERFORMANCE GOALS. Goals established by the Committee which may be based on earnings or earnings growth, sales, returns on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvements of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Grantee or the department, branch, Subsidiary or other division in which he or she works, or may be based on the performance of Sterling generally, and may cover such period as may be specified by the Committee.

(v) PERFORMANCE PERIOD. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of any Performance Units or Performance Shares.

(w) PERFORMANCE SHARE OR PERFORMANCE UNIT. An Incentive Award representing a contingent right to receive shares of Common Stock (which may be Restricted Stock) or cash at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

(x) PLAN. Sterling Financial Corporation 2003 Long-Term Incentive Plan, as amended from time to time.

(y) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee subject to the Restrictions set forth in Section 3 hereof.

(z) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

(aa) RESTRICTION PERIOD. The period of time determined by the Committee during which Restricted Stock is subject to the restrictions under the Plan.

(bb) RETIREMENT. The termination of employment by Sterling constituting retirement as determined by the Committee.

(cc) STERLING. Sterling Financial Corporation, including its Subsidiaries and any successor corporation.

(dd) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of Sterling, as defined in Section 424(f) of the Code.

(ee) SUPPLEMENTAL PAYMENT. Any amounts referred to in Sections 1.6, 2.5, 3.5 and/or 4.2 dedicated to payment of any federal income taxes that are payable on an Incentive Award as determined by the Committee.

(ff) TANDEM SAR. A stock appreciation right granted in connection with the grant of an Option as described in Section 2.4.

(gg) TEN-PERCENT SHAREHOLDER. A Grantee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of Sterling.

1.3 ADMINISTRATION

(a) COMMITTEE POWERS. The Plan shall be administered by the Committee, which shall have full power and authority to: (i) designate Grantees; (ii) determine the Incentive Awards to be granted to Grantees; (iii) subject to Section 1.4 of the Plan, determine the Common Stock (or securities convertible into Common Stock) to be covered by Incentive Awards and in connection therewith, to reserve shares of Common Stock as needed in order to cover grants of Incentive Awards; (iv) determine the terms and conditions of any Incentive Award; (v) determine whether, to what extent and under what circumstances Incentive Awards may be settled or exercised in cash, Common Stock, other securities, or other property, or may be canceled, substituted, forfeited or suspended, and the method or methods by which Incentive Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and guidelines as the Committee shall deem necessary or appropriate for administration of the Plan; (viii) appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration, provided, however, that the Committee shall not delegate any of the power or authority set forth in (i) through (vii) above. No member of the Committee shall vote or act upon any matter relating solely to himself. All designations, determinations, interpretations and other decisions with respect to the Plan or any Incentive Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including Sterling, any Grantee, any holder or beneficiary of any Incentive Award and any owner of an equity interest in Sterling.

(b) NO LIABILITY. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive Award under this Plan, and, to the fullest extent permitted by Sterling’s Restated Articles of Incorporation and Bylaws, Sterling shall indemnify each member of the Committee.

(c) MEETINGS. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.

1.4 SHARES OF COMMON STOCK SUBJECT TO THE PLAN

(a) COMMON STOCK AUTHORIZED. Subject to adjustment under Section 5.5, the aggregate number of shares of Common Stock available for granting Incentive Awards under the Plan shall be equal to One Million (1,000,000) shares of Common Stock. If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of Common Stock subject to such Incentive Award shall again be available for grant in connection with grants of subsequent Incentive Awards.

(b) COMMON STOCK AVAILABLE. The Common Stock available for issuance or transfer under the Plan shall be made available from such shares reserved therefor. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.5 PARTICIPATION

The Committee shall from time to time designate those Grantees, if any, to be granted Incentive Awards under the Plan, the type of awards granted, the number of shares, options, rights or units, as the case may be, which shall be granted to each such Grantee and any other terms or conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time. Non-Employee Directors, advisors and consultants shall be eligible to receive all Incentive Awards under the Plan except for Incentive Stock Options and Tandem SARs related thereto.

1.6 INCENTIVE AWARDS

The forms of Incentive Awards under this Plan are Options, Tandem SARs and Supplemental Payments as described in Section 2, Restricted Stock and Supplemental Payments as described in Section 3, and Performance Units or Performance Shares and Supplemental Payments as described in Section 4.

SECTION 2. OPTIONS AND TANDEM SARS

2.1 GRANT OF OPTIONS

The Committee is authorized to grant Options to Grantees in accordance with the terms and conditions required pursuant to this Plan and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

2.2 OPTION TERMS

(a) EXERCISE PRICE. The exercise price per share of Common Stock under each Option shall be determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per share of such stock on the date the Option is granted, as determined by the Committee (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

(b) TERM. The Committee shall fix the term of each Option which, in the case of an Incentive Stock Option, shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant. The term shall be five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

(c) EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee may accelerate the exercisability of any Option in portion thereof at any time. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide that all or part of the Options received by a Grantee upon the exercise of a Non-Qualified Stock Option shall be Restricted Stock subject to any or all of the restrictions or conditions set forth in Section 3.2.

2.3 OPTION EXERCISES

(a) METHOD OF EXERCISE. To purchase shares under any Option granted under the Plan, Grantees must give notice in writing to Sterling of their intention to purchase and specify the number of shares of Common Stock as to which they intend to exercise their Option. Upon the date or dates specified for the completion of the purchase of the shares, the purchase price will be payable in full. The purchase price may be paid in cash or an equivalent acceptable to the Committee. At the discretion of the Committee, the exercise price per share of Common Stock may be paid either i) in cash or its equivalent, ii) by the assignment and delivery (including constructive delivery by attestation) to Sterling of shares of Common Stock owned by the Grantee or by a combination of (i) and (ii). However, if the Grantee acquired the Common Stock to be surrendered directly or indirectly from Sterling, he or she must have owned the stock to be surrendered for at least six months prior to tendering such stock for the exercise of an Option. Any shares so assigned and delivered to Sterling in payment or partial payment of the purchase price shall be valued at the Fair Market Value on the exercise date. In addition, at the request of the Grantee and to the extent permitted by applicable law, Sterling in its discretion may selectively approve a “cashless exercise” arrangement with a brokerage firm under which such brokerage firm, on behalf of the Grantee, shall pay to Sterling the exercise price of the Options being exercised, and Sterling, pursuant to an irrevocable notice from the Grantee, shall promptly deliver the shares being purchased to such firm.

(b) INCENTIVE STOCK OPTIONS. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value

(determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of Sterling become exercisable by a Grantee during any calendar year shall not exceed $100,000. To the extent that the limitation set forth in the preceding sentence is exceeded for any reason (including the acceleration of the time for exercise of an Option), the Options with respect to such excess amount shall be treated as Non-Qualified Stock Options.

2.4 TANDEM SARs

(a) GENERAL PROVISIONS. The Committee may, at the time of grant of an Option, grant Tandem SARs with respect to all or any portion of the shares of Common Stock covered by such Option. The exercise price per share of Common Stock of a Tandem SAR shall be fixed in the Incentive Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the Option to which it relates. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate.

(b) EXERCISE. Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 calendar days of the exercise of the Tandem SAR.

2.5 SUPPLEMENTAL PAYMENT ON EXERCISE OF NON-QUALIFIED STOCK OPTIONS OR TANDEM SARs

The Committee, either at the time of grant or at the time of exercise of any Non-Qualified Stock Option or Tandem SAR, may provide for a Supplemental Payment by Sterling to the Grantee with respect to the exercise of any Non- Qualified Stock Option or Tandem SAR. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the exercise of the Non-Qualified Stock Option and/or Tandem SAR and the receipt of the Supplemental Payment, assuming the holder is taxed at the maximum effective federal income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 calendar days of the date of exercise of a Non-Qualified Stock Option or Tandem SAR (or, if later, within 30 calendar days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

SECTION 3. RESTRICTED STOCK

3.1 AWARD OF RESTRICTED STOCK

(a) GRANT. In consideration of the performance of services by the Grantee, shares of Restricted Stock may be awarded under this Plan by the Committee on such terms and conditions and with such restrictions as the Committee may from time to time approve, all of which may differ with respect to each Grantee. Such Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee shall determine.

(b) IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK. Each Restricted Stock Award will constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee in consideration of the performance of services, entitling such Grantee to all voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each Restricted Stock Award may limit the Grantee’s dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a substantial risk of forfeiture and restrictions on transfer. Shares of Common Stock awarded pursuant to a grant of Restricted Stock will be held by Sterling, in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. Any such trust or escrow shall not be insulated from the claims of the general creditors of Sterling in the event of bankruptcy or insolvency of Sterling.

3.2 RESTRICTIONS

(a) RESTRICTIVE CONDITIONS. Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restriction Period: (i) the shares of Common Stock of Sterling included in the Restricted Stock Award shall be subject to one or more restrictions, including without limitation, a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and regulations promulgated thereunder, and to the restrictions on transferability set forth in Section 5.2; (ii) unless otherwise approved by the Committee, the shares of Common Stock included in the Restricted Stock Award that are subject to restrictions that are not satisfied at such time the Grantee ceases to be employed by, or be a Director of, Sterling shall be forfeited and all rights of the Grantee to such shares shall terminate without further obligation on the part of Sterling; and (iii) any other restrictions that the Committee may determine in advance are necessary or appropriate.

(b) FORFEITURE OF RESTRICTED STOCK. If for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restriction Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Grantee and re-acquired by Sterling.

(c) REMOVAL OF RESTRICTIONS. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, whenever it determines that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

3.3 RESTRICTION PERIOD

The Restriction Period of Restricted Stock shall commence on the date of grant and shall be established by the Committee in the Incentive Award Agreement setting forth the terms of the award of Restricted Stock.

3.4 DELIVERY OF SHARES OF COMMON STOCK

Subject to Section 6.3, at the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restriction Period has expired with all restrictions thereon having been satisfied shall be delivered without charge to the Grantee, or his or her personal representative, free of all restrictions under the Plan.

3.5 SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

The Committee, either at the time of grant or at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by Sterling to the holder in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 calendar days of each date that Restricted Stock vests. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 4. PERFORMANCE UNITS AND PERFORMANCE SHARES

4.1 PERFORMANCE BASED AWARDS

(a) GRANT. The Committee is authorized to grant Performance Units and Performance Shares to Grantees. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which Performance Goals established by the Committee are met.

(b) PERFORMANCE GOALS. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific Performance Goals; (ii) determine the value of a Performance Unit or the number of shares under a Performance Share grant relative to Performance Goals; and (iii) notify each Grantee in writing of the established Performance Goals and minimum, target, and maximum Performance Unit or Share value for such Performance Period.

(c) PAYMENT. The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those financial and nonfinancial Performance Goals determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share shall be based on the degree to which actual performance exceeds the pre-established minimum Performance Goals, as determined by the Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period times the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

4.2 SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS OR PERFORMANCE SHARES

The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares (other than Restricted Stock), may provide for a Supplemental Payment by Sterling to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 days of each date that such Performance Units or Performance Shares vest. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 5. PROVISIONS RELATING TO PLAN PARTICIPATION

5.1 PLAN CONDITIONS

(a) INCENTIVE AWARD AGREEMENT. Each Grantee to whom an Incentive Award is granted under the Plan shall be required to enter into an Incentive Award Agreement with Sterling in a form provided by the Committee, which shall contain certain specific terms, as determined by the Committee, with respect to the Incentive Award and shall include provisions that the Grantee (i) shall not disclose any trade or secret data or any other confidential information of Sterling acquired during employment by Sterling, or after the termination of employment or Retirement, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (iii) shall not interfere with the employment of any Sterling Employee. An Incentive Award may include a noncompetition agreement with respect to the Grantee and/or such other terms and conditions, including, without limitation, rights of repurchase or first refusal, not inconsistent with the Plan, as shall be determined from time to time by the Committee.

(b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan, any Incentive Award Agreement or any instrument executed pursuant to the Plan shall create any employment rights (including without limitation, rights to continued employment) in any Grantee or affect the right of Sterling to terminate the employment of any Grantee at any time for any reason whether before the exercise date of any Option or during the Restriction Period of any Restricted Stock or during the Performance Period of any Performance Unit or Performance Share or otherwise.

(c) SECURITIES REQUIREMENTS. No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then- applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, Sterling may require the Grantee to take any reasonable action to meet such requirements. Sterling shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.

5.2 TRANSFERABILITY

(a) NON-TRANSFERABLE AWARD. Unless otherwise provided in an Incentive Award Agreement, no Incentive Award and no right under the Plan, contingent or otherwise, other than Restricted Stock as to which restrictions have lapsed, shall be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind Sterling unless the Committee shall have been furnished with a copy of the deceased Grantee’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.2 shall be void and ineffective for all purposes.

(b) ABILITY TO EXERCISE RIGHTS. Only the Grantee or his or her guardian (if the Grantee becomes Disabled), or in the event of his or her death, his or her legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Grantee’s estate, or the person or persons to whom the Grantee’s rights under any Incentive Award will pass by will or the laws of descent and distribution, shall be deemed to be the Grantee’s beneficiary or beneficiaries of the rights of the Grantee hereunder and shall be entitled to exercise such rights as are provided hereunder.

5.3 RIGHTS AS A SHAREHOLDER

Except as otherwise provided in any Incentive Award Agreement, a Grantee of an Incentive Award or a transferee of such Grantee shall have no rights as a shareholder with respect to any shares of Common Stock until such person becomes a holder of record of such Common Stock. Except as otherwise provided in Section 5.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

5.4 LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

Prior to issuance and/or delivery of shares of Common Stock, Sterling shall consult with its advisors, as appropriate, regarding compliance with laws, rules and regulations that apply to such shares. If necessary, Sterling shall postpone the issuance and/or delivery of the affected shares of Common Stock upon any exercise of an Incentive Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as Sterling may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. Sterling shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law, rule or regulation described in the immediately preceding sentence.

5.5 CHANGE IN STOCK AND ADJUSTMENTS

(a) CHANGES IN CAPITALIZATION. In the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of Sterling or a combination, merger, or reorganization of Sterling into or with any other corporation or any other transaction with similar effects, then, for all purposes, references herein to Common Stock or Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock are entitled to receive in respect of Common Stock by reason of each successive aforementioned event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Common Stock or Restricted Stock.

(b) CHANGES IN LAW OR CIRCUMSTANCES. In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include without limitation changes with respect to (i) the aggregate number of shares that may be issued under the Plan, (ii) the number of shares subject to Incentive Awards and (iii) the price per share for outstanding Incentive Awards. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of the Plan.

5.6 TERMINATION OF EMPLOYMENT

(a) TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. If the employment of a Grantee is terminated by reason of death, Disability or Retirement, Incentive Awards granted to the Grantee under this Plan may be exercised only as follows:

(i) Death. If the Grantee’s employment is terminated by reason of death, any outstanding Incentive Awards granted to such Grantee that are vested as of the date of his or her death shall remain exercisable at any time prior to their expiration date or for one year after the date his or her employment terminated, whichever period is shorter. The Incentive Awards may be exercised by such persons who have acquired the Grantee’s rights under the Incentive Awards by will or by the laws of descent and distribution or permitted transfer.

(ii) Disability. If the Grantee’s employment is terminated by reason of Disability, any outstanding Incentive Awards granted to such Grantee that are vested as of the date his or her employment terminates shall remain exercisable at any time prior to their expiration date or for one year after the date that his or her Disability is determined by the Committee to be total and permanent, whichever period is shorter.

(iii) Retirement. If the Grantee’s employment is terminated by reason of Retirement, any outstanding Incentive Awards granted to such Grantee that are vested as of the effective date of his or her Retirement shall remain exercisable at any time prior to their expiration date or for three years after his or her date of Retirement, whichever period is shorter.

(b) FOR CAUSE. If a Grantee’s employment is terminated for Cause, all of his or her outstanding Incentive Awards shall immediately be cancelled and surrendered to Sterling and no additional exercise periods shall be allowed, regardless of the otherwise vested status of the Incentive Awards.

(c) TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Grantee shall terminate for any reason other than the reasons set forth in this Section or Section 5.7, any nonvested Incentive Awards held by the Grantee shall vest only if the Committee determines in its sole discretion to vest all or any portion of such Incentive Awards. Thereafter, all vested Incentive Awards shall remain exercisable at any time prior to their expiration date or for three months after the date that the Grantee’s employment was terminated, whichever period is shorter. If the Committee does not vest such Incentive Awards, the Incentive Awards shall be deemed for all purposes to have remained unvested upon the termination of the Grantee’s employment.

(d) CONTINUATION. Subject to the express provisions of the Plan and the terms of any applicable Incentive Award Agreement, the Committee, in its discretion, may provide for the continuation of any Incentive Award for such period and upon such terms and conditions as are determined by the Committee in the event of the termination of Grantee.

5.7 CHANGE IN CONTROL

(a) CHANGE IN CONTROL. Except as otherwise provided in any Incentive Award Agreement, in the event of a Change in Control:

(i) All Options and Tandem SARs then outstanding shall become vested and immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

(ii) all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

(iii) to the extent determined by the Committee, all Performance Shares and Performance Units shall become vested, deemed earned in full and promptly paid to the Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

(b) RIGHT OF CASH-OUT. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Grantees to transfer and deliver to Sterling all Incentive Awards previously granted to Grantees in exchange for an amount equal to the “cash value” (defined below) of the Incentive Awards. Such right shall be exercised by written notice to all Grantees. For purposes of this Section 5.7(b), the cash value of an Incentive Award shall equal the sum of (i) all cash to which the Grantee would be entitled upon settlement or exercise of such Incentive Award and (ii) the excess of the “market value” (defined below) per share over the option price, if any, multiplied by the number of shares subject to such Incentive Award. For purposes of the preceding sentence, “market value” per share shall mean the higher of (i) the average of the Fair Market Value per share on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to each Grantee by Sterling pursuant to this Section 5.7(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

5.8 AMENDMENTS TO INCENTIVE AWARDS

The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Incentive Award theretofore granted, prospectively or retroactively, with the consent of any relevant Grantee. Notwithstanding any contrary provision in this Plan, neither the Committee nor the Board may directly or indirectly reduce the exercise price of any Incentive Award without the approval of Sterling’s Shareholders.

5.9 EXCHANGE OF INCENTIVE AWARDS

The Committee may, in its discretion, permit Grantees under the Plan to surrender outstanding Incentive Awards in order to exercise or realize the rights under other Incentive Awards, or in exchange for the grant of new Incentive Awards or require holders of Incentive Awards to surrender outstanding Incentive Awards as a condition precedent to the grant of new Incentive Awards.

5.10 SUBSTITUTION OF INCENTIVE AWARDS

Anything contained herein to the contrary notwithstanding, Incentive Awards may, in the discretion of the Committee, be granted under the Plan in substitution for options or other rights to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, Sterling. The terms and conditions of the substitute Incentive Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options or other rights in substitution for which they are granted.

SECTION 6. MISCELLANEOUS

6.1 EFFECTIVE DATE AND GRANT PERIOD

This Plan shall be effective as of the date of Board approval, February 25, 2003. Unless sooner terminated by the Board, the Plan shall terminate on February 25, 2013, unless extended. After the termination of the Plan, no Incentive Awards may be granted under the Plan, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions.

6.2 FUNDING

Except as provided under Section 3, no provision of the Plan shall require Sterling, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets in a manner that would provide any Grantee any rights that are greater than those of a general creditor of Sterling, nor shall Sterling maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund if such action would provide any Grantee with any rights that are greater than those of a general creditor of Sterling. Grantees shall have no rights under the Plan other than as unsecured general creditors of Sterling except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under applicable law. However, Sterling may establish a “Rabbi Trust” for purposes of securing the payment pursuant to a Change in Control.

6.3 DEFERRAL OF CERTAIN PAYMENTS

The Committee may, in its sole discretion, permit a Grantee to elect to defer all or a portion of any earned Restricted Stock, Performance Unit or Performance Share or gain on any exercised Option or SAR pursuant to the terms of any deferred compensation plan that Sterling may adopt in the future. The value so deferred shall be transferred to such plan and held in an account under that plan established for the benefit of the Grantee.

6.4 WITHHOLDING TAXES

Sterling shall have the right to (i) make deductions from any settlement of an Incentive Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Incentive Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the delivery of shares or payment of cash in satisfaction of the applicable Incentive Award.

6.5 CONFLICTS WITH PLAN

In the event of any inconsistency or conflict between the terms of the Plan and an Incentive Award Agreement, the terms of the Plan shall govern.

6.6 NO GUARANTEE OF TAX CONSEQUENCES

Neither Sterling nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.7 SEVERABILITY

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provision of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

6.8 GENDER, TENSE AND HEADINGS

Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

6.9 AMENDMENT AND TERMINATION

The Plan may be amended or terminated at any time by the Board by the affirmative vote of a majority of the members in office. The Plan, however, shall not be amended without prior written consent of each affected Grantee if such amendment or termination of the Plan would adversely affect any material vested benefits or rights of such person.

6.10 SECTION 280G PAYMENTS

In the event that the aggregate present value of the payments to a Grantee under the Plan and any other plan, program, or arrangement maintained by Sterling constitutes an “excess parachute payment” (within the meaning of Section 280G(b)(l) of the Internal Revenue Code) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Grantee otherwise would be entitled to be less than what the Grantee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his “base amount”

(within the meaning of Code Section 280G(b)(3)(A)), the Grantee’s total “parachute payments” (within the meaning of Code Section 2800(b)(2)(A)) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Grantee’s tax rate will be the maximum marginal federal, state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Code Section l(g), if applicable. In the event that the Grantee and Sterling are unable to agree as to the amount of the reduction described above, if any, the Grantee shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the change in control that resulted in the characterization of the payments as parachute payments) by Sterling regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the Grantee and Sterling.

6.11 GOVERNING LAW

The Plan shall be construed in accordance with the laws of the State of Washington, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority.